UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the authority granted it under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”) and the Mercury General Corporation Annual Incentive Plan (the “AIP”) to establish periodic bonus programs based on specified performance objectives, on March 20, 2012, the Compensation Committee of the Board of Directors of Mercury General Corporation (the “Company”) established criteria underlying bonuses to be awarded under the Senior Plan and the AIP for 2012. Specifically, the Compensation Committee established performance objectives for 2012 related to the Company’s written premium growth and combined ratio. The Compensation Committee determined that Messrs George Joseph and Gabriel Tirador will be participants under the Senior Plan in 2012 and will be eligible to receive target bonus amounts equal to 120% of base salary for the 2012 calendar year if the applicable performance objectives are attained. The Compensation Committee also determined that Messrs. Theodore Stalick and Allan Lubitz will be participants under the AIP in 2012 and will be eligible to receive target bonus amounts equal to 60% of base salary for the 2012 calendar year if the applicable performance objectives are attained. The Compensation Committee also established for each performance objective under the Senior Plan and the AIP a minimum threshold necessary to receive any bonus and an objective formula for determining bonus amounts at performance levels above the threshold amount. The maximum bonus payable to each of Messrs. Joseph, Tirador, Lubitz and Stalick for 2012 will not exceed 2.25 times the target bonus.

On March 20, 2012, the Compensation Committee also granted performance-based restricted stock units to Messrs. Joseph, Tirador, Lubitz and Stalick. Each grant of performance-based restricted stock units was made under the Company’s 2005 Equity Incentive Plan and pursuant to award agreements specifying the terms and conditions of the grants, including the performance-based vesting conditions. The performance-based restricted stock units will not vest until the end of a three-year period, and then will vest up to 225% of the target number of performance-based restricted stock units granted to each named executive officer if, and to the extent that, the Company’s underwriting income and premium growth during such three-year period achieves or exceeds the threshold performance levels established by the Compensation Committee. The restricted stock unit awards are set forth in the following table:

Name	Title	Target Restricted Stock Units	Maximum Restricted Stock Units
George Joseph	Chairman of the Board	10,000	22,500
Gabriel Tirador	President and Chief Executive Officer	10,000	22,500
Allan Lubitz	Senior Vice President and Chief Information Officer	5,000	11,250
Theodore Stalick	Vice President and Chief Financial Officer	4,000	9,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer